Exhibit 99.1

Innoviva Completes Refinancing of its 9% 2029 Non-Recourse Notes

Closes $250 Million Term B Loan

Refinancing plan expected to reduce the associated current cash interest expense by nearly one-half

Brisbane, Calif. — August 21, 2017 — Innoviva, Inc. (“Innoviva” or the “Company”) (NASDAQ: INVA) today announced the closing of a $250 million Term B Loan (the “Term B Loan”), the proceeds of which were used to repay the remaining balance of the Company’s LABA PhaRMAsm 9.0% fixed rate term notes due 2029 (the “2029 Notes”).  The closing of the Term B Loan follows the previously announced closing on August 7, 2017 of the Company’s offering of 2.50% convertible senior notes due 2025 (the “2025 Notes”) for gross proceeds of $192.5 million in aggregate principal. The proceeds from these financings provided the Company with the capital to fully refinance the 2029 Notes, which is expected to substantially reduce Innoviva’s interest expenses, by lowering the Company’s current total weighted average interest cost to approximately 3.6% per annum.

The Term B Loan will mature in August 2022, bears interest at a rate equal to LIBOR plus 4.5% (or, at the Company’s option, a certain alternate base rate plus 3.5%) and requires a 10% minimum annual principal repayment. The Company and the Term B Loan received ratings from Standard & Poors of B+ and BB respectively with a “stable” outlook, and from Moody’s of B3 and Ba3 respectively with a “stable” outlook. The Term B Loan was led by Morgan Stanley Senior Funding, Inc. as administrative agent, collateral agent, sole lead arranger and joint bookrunner and Merrill Lynch, Pierce, Fenner & Smith Incorporated as joint bookrunner.

“The refinancing of Innoviva’s 2029 Notes has long been an important part of our strategy for dramatically reducing expenses,” said Michael W. Aguiar, President and Chief Executive Officer of Innoviva.  “As a result of this refinancing, based on today’s rates, we have reduced our largest expense by more than $18 million on an annual run-rate basis, which we believe will increase our operating flexibility and illustrates our ongoing commitment to maximizing shareholder value”.

About Innoviva

Innoviva is focused on bringing compelling new medicines to patients in areas of unmet need by leveraging its significant expertise in the development, commercialization and financial management of bio-pharmaceuticals. Innoviva’s portfolio is anchored by the respiratory assets partnered with Glaxo Group Limited (GSK), including RELVAR®/BREO® ELLIPTA® and ANORO® ELLIPTA®, which were jointly developed by Innoviva and GSK. Under the agreement with GSK, Innoviva is eligible to receive associated royalty revenues from RELVAR®/BREO® ELLIPTA®, ANORO® ELLIPTA®. In addition, Innoviva retains a 15 percent economic interest in future payments made by GSK for earlier-stage programs partnered with Theravance BioPharma, Inc., including the closed triple combination therapy for Chronic Obstructive Pulmonary Disease (COPD). For more information, please visit Innoviva’s website at www.inva.com.

ANORO®, RELVAR®, BREO® and ELLIPTA® are trademarks of the GlaxoSmithKline group of companies.

Cautionary Note on Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements regarding Innoviva’s anticipated use of proceeds, its expected cost-savings and operating expenses, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue,” and similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, see the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on Form 10-K for the year ended December 31, 2016 and Innoviva’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, which are on file with the SEC and available on the SEC’s website at www.sec.gov. In addition to the risks described above and in Innoviva’s other filings with the SEC, other unknown or unpredictable factors also could affect Innoviva’s results. Past performance is not necessarily indicative of future results. No forward-looking statements can be guaranteed and actual results may differ materially from such statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The information in this press release is provided only as of the date hereof, and Innoviva assumes no obligation to update its forward-looking statements on account of new information, future events or otherwise, except as required by law.

Investor Contact:

Eric d’Esparbes

Senior Vice President and Chief Financial Officer

Innoviva, Inc.
650-238-9640

investor.relations@inva.com